UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Rd., Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 29, 2012, Asure Software, Inc. (the “Company”) issued a press release announcing its financial results for its fourth quarter and year ended December 31, 2011. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 of this Current Report (including the press release furnished as an exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events.

On March 29, 2012, Asure Software, Inc. (the "Company") issued a press release announcing that at a meeting of its Board of Directors held on March 27, the Board of Directors authorized a three-for-two stock split of the shares of the Company's common stock.  The stock split will be effected by the payment of a stock dividend of one share on each two shares of common stock to shareholders of record at the close of business on Monday, April 23, 2012.  The stock dividend will be paid on Monday, April 30, 2012.  The Company expects the adjusted number of shares outstanding and adjusted per-share stock price reported by the Nasdaq Stock Market to be effective Tuesday, May 1, 2012.  A copy of this press release is attached hereto as Exhibit 99.1 and the information set forth therein pertaining to the stock split is incorporated herein by reference.

  Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

99.1	Press Release of Registrant dated March 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: March 29, 2012                                                                By  /s/ Patrick Goepel
                Patrick Goepel
Chief Executive Officer